Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 44 to Registration Statement No. 002-58521 on Form N-1A of our reports each dated August 21, 2012, relating to the financial statements and financial highlights of BlackRock Basic Value Fund, Inc. (the “Fund”) and Master Basic Value LLC (the “Master LLC”), appearing in the Annual Report on Form N-CSR of the Fund for the year ended June 30, 2012. We also consent to the references to us under the headings “Financial Highlights” and “Fund and Service Providers, Independent Registered Public Accounting Firm” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

October 25, 2012